Exhibit (a)(1)(L)

NGT/Ensource Exchange Offer - Major Evaluation Points NGT Exchange Offer Summary Dealer Solicitation Fee of $0.50/unit Minimum Condition: 50% of Units Exchange Offer open through January 12, 2006 Special Dividend of $5.9MM paid to only NGT unitholders that exchange ranges from $1.00/unit , 100% acceptance (3% Yield) to $2.00/unit, 50% acceptance (7% Yield) Common units have $.50/qtr or $2.00 annual preference distribution Ensource Business Plan Reinvest $85 million in proceeds from non-income-producing zero coupon bonds along with $20 million from Ensource in oil/gas producing assets in order to increase distributions to unitholders. Hedge current historically high gas prices in order to reduce risk should gas prices decline. Maintain a strong balance sheet with modest amount of debt. Focus on operating and technical proficiency, lowering costs and maximizing cash flows. Ensource Management Management has extensive oil and gas background and substantial investment at risk. Board of Directors includes CEOs of public companies with a proven record of building oil and gas companies and the understanding of what it takes to execute this plan. Conclusion Ensource believes it has made a compelling offer to the NGT owners and has set the framework for significantly enhanced returns Increased potential for distribution growth and capital appreciation

Why Is Ensource Proposing This Transaction? Ensource Energy Income Fund LP ("Ensource") desires to create a create a dynamic growth vehicle for US institutional and retail investors looking for yield through participation in a portfolio of oil and gas properties. NGT, a passive Royalty Trust, was chosen as the vehicle to convert into an MLP for the following reasons: legacy assets consisting of the Appalachian gas properties provide a solid base from which to build zero coupon bonds of approximately $85 million current value, provide no current income to the NGT unitholders can be sold with minimal tax consequences can be re-deployed along with contribution of $20 million from Ensource in to the acquisition of income producing oil and gas assets to increase distributions Ensource's business model is structured along the basis of the Canadian royalty trust sector, being actively managed oil/gas acquisition companies focused on growing distributions to shareholders currently 36 trusts with combined market cap in excess of $60 billion six US listed trusts ERF, HTE, PWI, PGH, PTF, PVX combined market cap of $16 billion with US ownership of between 50-70% Ensource is structured as Master Limited Partnership (no UBTI issues) Key operating principles are: grow production and distributions through acquisitions of mature oil and gas properties manage commodity price risk to ensure distributions maintain a strong balance sheet with modest amount of debt focus on operating and technical proficiency, lowering costs and maximizing cash flows

Exchange Offer Information Where You Can Get More Information This is neither an offer to purchase nor a solicitation of an offer to sell any securities. Any exchange offer will be made only through a registration statement and related materials. In connection with the exchange offer, Ensource Energy Income Fund LP ("Ensource") has filed a registration statement on Form S-4 (containing a prospectus) with the Securities and Exchange Commission (the "SEC"). Investors and security holders of Eastern American Natural Gas Trust ("NGT") are advised to read these disclosure materials (and any other disclosure materials filed with the SEC when they become available) because these materials contain important information. Investors and security holders may obtain a free copy of the disclosure materials and other documents filed by Ensource with the SEC at the SEC's website at www.sec.gov. The disclosure materials and other documents of Ensource may also be obtained from Ensource upon request by directing such request to Ensource's Information Agent, Georgeson Shareholder Communications, Inc., 17 State Street, New York, NY 10004, E-mail: ensource@gscorp.com. Banks and brokerage firms please call: 1-212-440-9800. Shareholders please call: 1-800-279-4514. The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-279-4514. Summary Description of Exchange Offer Bidder: Ensource Energy Income Fund LP and Ensource Energy Partners, LP Subject Company: Eastern American Natural Gas Trust (Registration No. 333-126068) Pursuant to the terms of the exchange offer, Ensource is offering the current unitholders of NGT the right to tender all of their NGT depositary units in exchange for: (i) one whole common unit of Ensource; and (ii) a pro-rata share of a $5.9 million special cash distribution to be paid by Ensource to holders of NGT depositary units accepted by Ensource in this offer. The exchange offer will remain open until January 12, 2006, unless extended. If Ensource elects to extend the exchange offer, it will inform the exchange agent of that fact and will make a public announcement of the extension, not later than 9:00 a.m., New York City time, on the business day after the day on which the exchange offer was scheduled to expire. The complete terms and conditions of the exchange offer and related transactions are set forth in the prospectus that is a part of the registration statement filed by Ensource with the SEC, as amended from time to time. Forward-Looking Statements All statements, other than statements of historical facts, included herein are forward-looking statements. Included among forward- looking statements are, among other things statements regarding Ensource's business strategy, plans and objectives and (ii) statements expressing beliefs and expectations regarding the payment of distributions to Ensource's limited partners. Although Ensource believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Ensource's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Ensource's periodic reports that are filed with and available from the SEC. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this communication. Other than as required under the securities laws, Ensource does not assume a duty to update these forward-looking statements.